Exhibit 2.2

AMENDMENT TO THE

ASSET PURCHASE AGREEMENT

This Amendment to the Asset Purchase Agreement (this “Amendment”) is entered into effective as of July 26, 2023 (the “Effective Date”), by and among Grander Acquisition LLC (“Purchaser”), PolarityTE, Inc., a Delaware corporation (“PTE”), PolartyTE MD, Inc., a Nevada corporation (“PTE MD”) and PolarityTE, Inc., a Nevada corporation (“PTE NV”, and along with PTE MD and PTE, “Sellers”). Effective as of the Effective Date, this Amendment amends the Asset Purchase Agreement, dated June 6, 2023 (the “Purchase Agreement”), by and among Purchaser and Sellers. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Purchase Agreement.

WHEREAS, Section 3.9 of the Disclosure Schedule contains disclosure of employee benefit plans (the “Section 3.9 Schedule”) and Section 3.10 of the Disclosure Schedule contains disclosures of absence of certain changes or events (the “Section 3.10 Schedule”);

WHEREAS, Schedule 1.1(a) of the Purchase Agreement contains a list of contracts to be assumed by the Purchaser in connection with the Closing of the Purchase Agreement (the “Purchased Contracts”);

WHEREAS, Schedule 1.1(b) of the Purchase Agremeent contains a list of receivables to be puchased by the Purchaser in connection with the Closing of the Purchase Agreement (the “Purchased Receivables”);

WHEREAS, since the date of the Purchase Agreement, the parties desire to amend the Section 3.9 Schedule, Section 3.10 Schedule, and the schedules of Purchased Contracts and Purchased Receivables to reflect an updated list of such items; and

WHEREAS, the parties desire to amend Section 1.6 of the Purchase Agreement relating to the timing of Closing.

NOW, THEREFORE, the parties hereby amend the Purchase Agreement as follows:

1. Section 3.9 and Section 3.10 of the Disclosure Schedule. Section 3.9 and Section 3.10 of the Disclosure Schedule are hereby amended and restated in their entirety in the form set forth on Exhibit A.

2. Schedule 1.1(a) – Purchased Contracts. Schedule 1.1(a) of the Purchase Agreement is hereby amended and restated in its entirety in the form set forth on Exhibit B.

3. Schedule 1.1(b) – Purchased Contracts. Schedule 1.1(b) of the Purchase Agreement is hereby amended and restated in its entirety in the form set forth on Exhibit C.

4. Section 1.6. Section 1.6 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“1.6 Closing. Upon the terms and subject to the conditions set forth in this Agreement, the closing of the transactions to be consummated on the Closing Date (the “Closing”) shall take place by electronic exchange of Closing documents in lieu of an in-person Closing at 10:00 a.m. (Eastern time), no later than the later of (i) the second (2nd) Business Day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in ARTICLE VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), and (ii) August 15, 2023 (the date on which the Closing occurs, the “Closing Date”), unless this Agreement has been terminated pursuant to its terms or unless another time or manner of the Closing is agreed to by the Parties in writing.”

5. Ratification. Except as expressly amended hereby, the Purchase Agreement remains in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

SELLERS:

POLARITYTE, INC.

By	/s/ Richard Hague
Name:	Richard Hague
Title:	Chief Executive Officer

POLARITYTE MD, INC.

By:	/s/ Richard Hague
Name:	Richard Hague
Title:	Chief Executive Officer

POLARITYTE, INC.

By:	/s/ Richard Hague
Name:	Richard Hague
Title:	Chief Executive Officer

PURCHASER:

GRANDER ACQUISITION LLC

By:	/s/ Michael Brauser
Name:	Michael Brauser
Title:	Manager

[Signature page to Amendment to Purchase Agreement]